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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report on the financial statements as of December 31, 2001 and for the two years in the period then ended of Mooney Aircraft Corporation dated June 20, 2002, with respect to the financial statements of Mooney Aircraft Corporation included in Amendment No. 2 to the Registration Statement (Form SB-2, No. 333-88964) and related Prospectus of Mooney Aerospace Group, Ltd. for the registration of 403,568,606 shares of its common stock.

                                                           /s/ Ernst & Young LLP


San Antonio, Texas
October 14, 2002